                                                                   Exhibit 10.20
                                      LEASE

     THIS LEASE ("Lease") entered into as of the     day of October, 2000,
                                                 ---
between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), and SCIQUEST.COM, INC., a Delaware corporation with a place of business at 17 Campus Boulevard, Newtown Square, PA 19073 and EMAX SOLUTIONS, INC., a corporation (collectively, "Tenant").

                                   WITNESSETH

     In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

     1. SUMMARY OF DEFINED TERMS.

     The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

          (a) "Building": The Building located at 17 Campus Boulevard, Newtown Square, PA 19073 containing approximately 48,375 rentable square feet.

          (b) "Project": The Building, the land and all other improvements located at Newtown Corporate Center, Newtown Square, PA 19073.

          (c) "Premises": Suite No. 100 and Suite No. 200, which the parties stipulate and agree is a 38,593 rentable square foot portion of the Building constituting a portion of the first floor and the entire second floor as shown on the space plan attached hereto as Exhibit "A" and made a part hereof, together with all privileges and appurtenances thereto, including but not limited to non-exclusive rights to the common areas serving the Building and/or the Project. Landlord represents that the square footage was determined in compliance with BOMA standards and will share information as to how the Building and Premises was measured with Tenant upon request.

          (d) "Term": From the Commencement Date for a period of 120 months.

          (e) "Fixed Rent":

                                            MONTHLY        ANNUAL
 LEASE YEAR            PER R.S.F.        INSTALLMENTS    FIXED RENT
-------------    ---------------------   ------------   -------------
Months 1-12      $23.00, plus electric    $73,969.92    $  887,639.00
Months 13-24     $23.50, plus electric    $75,577.96    $  906,935.50
Months 25-36     $24.00, plus electric    $77,186.00    $  926,232.00
Months 37-48     $24.50, plus electric    $78,794.04    $  945,528.50
Months 49-60     $25.00, plus electric    $80,402.08    $  964,825.00
Months 61-72     $25.50, plus electric    $82,010.13    $  984,121.50
Months 73-84     $26.00, plus electric    $83,618.17    $1,003,418.00
Months 85-96     $26.50, plus electric    $85,226.21    $1,022,714.50
Months 97-108    $27.00, plus electric    $86,834.25    $1,042,011.00
Months 109-120   $27.50, plus electric    $88,442.29    $1,061,307.50

          (f) "Security Deposit": $500,000 irrevocable stand-by letter of credit subject to the terms of Article 5(c).

          (g)  "Estimated Occupancy Date": January 15, 2001.

          (h)  "Tenant's Allocated Share": 79.78%;
               Expense Stop: $5.50.

          (i)  "Rentable Area": Premises 38,593 sq. ft.
                                Building 48,375 sq. ft.

          (j) "Permitted Uses": Tenant's use of the Premises shall be limited to general office use and storage incidental thereto. Tenant's rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.

          (k)  "Broker" None

          (1)  "Notice Address/Contact"

          Tenant:  EMAX SOLUTIONS, a Sciquest.com company
                   17 Campus Boulevard
                   Newtown Square, PA 19073
                   Attn: James A. Keller - Vice President, CFO
                   Fax #: 610/325-3782
                   E-Mail: jim.keller@emax.com

  with a copy to:  SCIQUEST.COM, Inc.
                   PO Box 12156
                   Research Triangle Park, NC 27709
                   Attn: Donna LeGrand, VP, GC
                   Fax No.: 919/659-2195
                   E-Mail: dlegrand@sciquest.com

        Landlord:  BRANDYWINE OPERATING PARTNERSHIP, L.P.
                   14 Campus Boulevard, Suite 100
                   Newtown Square, PA 19073
                   Attn: Anthony A. Nichols, Jr.
                   Fax No.: 610-325-4313
                   E-Mail:

          (m)  "Tenant's North American Industry Classification Number": 514191

          (n) "Additional Rent": All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as "Additional Rent".

          (o) "Rent": All Annual Fixed Rent, monthly installments of Annual Fixed Rent, Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.

     2. PREMISES. Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.

     3. TERM.

          (a) The Term of this Lease shall commence (the "Commencement Date") the date which is the earlier of (i) when Tenant, prior to substantial completion of the Improvements, with Landlord's prior consent, assumes possession of the Premises, or (ii) two weeks following substantial completion of the Improvements required to be made by Landlord, if any. The Premises shall be deemed "substantially completed" when the improvements called for by Article 4 have been completed to the extent that the Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor furnishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a certificate of occupancy permitting the occupancy of the Premises (hereafter, "substantially completed"). The Term shall expire on the last day of the month which is 120 months from the Commencement Date. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit "B". If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord's determination of such dates shall be deemed accepted. If Tenant elects to construct the Landlord's Work, the Commencement Date will be January 15, 2001.

          (b) Upon notification by Landlord, Landlord and Tenant shall schedule a pre-occupancy inspection of the Premises at which time a punch1ist of outstanding items, if any, shall be completed. Within a reasonable time thereafter, Landlord shall complete the punch1ist items to Tenant's reasonable satisfaction.

          (c) In the event that the Premises are not ready for Tenant's occupancy at the time herein fixed for the beginning of the Term of this Lease, because of any alterations or construction now or hereafter being carried on either to the Premises or the Building (unless such alterations are being done by Tenant or Tenant's contractor, in which case there shall be no suspension or proration of rental or other sums), or because of any restrictions, limitations or delays caused by government regulations or governmental agencies, this Lease and the Term hereof shall not be affected thereby, nor shall Tenant be entitled to make any claim for or receive any damages whatsoever from Landlord, but no rent or other sums herein provided to be paid by Tenant shall become due until the Premises are substantially completed and deemed by Landlord to be ready for Tenant's occupancy, and until that time, the rent and other sums due hereunder shall be suspended.

          (d) On the Commencement Date that certain lease between Landlord and Emax, Inc. dated ("Other Lease"), shall be deemed terminated. Notwithstanding the foregoing, if Tenant has elected to construct the Landlord's Work (as defined in Article 4) then if on the Commencement Date the Landlord's Work is not substantially completed, then the Prior Lease shall not be terminated until the Premises are substantially complete and Rent on the Other Lease shall be 150% of the stated Rent for the period form the Commencement Date through Other Lease Termination.

     4. CONSTRUCTION BY LANDLORD. Landlord shall, at its sole cost and expense, construct the Building in accordance with the Base Building Plans attached hereto as Exhibit "E".

          (a) Unless Tenant elects otherwise by October 25, 2000, Landlord shall further construct and do such other work (collectively, the "Landlord's Work") in substantial conformity with the plans and outline specifications of the plan
prepared by Pollack Schwartz dated                  which shall be approved by
                                   ----------------
Landlord and initialed by the parties, and when complete shall be incorporated by reference. If Tenant elects to do the Landlord's Work, as aforesaid, the same shall be done in accordance with subsection (b) below. Tenant shall deliver its plans by November 3, 2000. Landlord shall only be responsible for payment of a maximum cost of $30.00 per rentable square foot for the Landlord Work including Greenville Partner's consulting fee and up to $2.00 per rentable square foot for space planning (the "Tenant Allowance"), all such costs in excess thereof to be borne by Tenant, and shall be paid to Landlord within ten (10) days of delivery of an invoice and reasonable documentation therefor. Notwithstanding the foregoing, Landlord shall also pay up to $0.10 per rentable square foot for preliminary space plans, all costs in excess of such amount for preliminary space plans, shall be paid by Tenant. Tenant shall be free to use its own space planner or architect in the design and documentation of the tenant improvements, provided such professional coordinates its designs and drawings with Landlord's base building professional. If any material revision or supplement to Landlord's Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed. If Landlord shall be delayed in such "substantial completion" as a result of (i) Tenant's failure to furnish plans and specifications within the time frames specified by Landlord; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard;
(iii) Tenant's changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant's failure to approve final plans, working drawings or reflective ceiling plans within the time frame specified by Landlord (each, a "Tenant's Delay"); then the commencement of the Term of this Lease and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay. All time periods set by Landlord or Tenant shall be reasonable under the circumstances and shall not be less than two (2) business days or more than ten (10) days. If any change, revision or supplement to the scope of the Landlord's Work is requested by Tenant or if Tenant fails to provide information or cooperation required by Landlord in connection with Landlord's Work within the time periods required then such occurrence shall not change the Commencement Date of the Term and shall not alter Tenant's obligations under this Lease. Notwithstanding anything to the contrary stated in Section 3(a) above, the Term shall commence on the date the Premises would have been delivered to Tenant but for Tenant's Delay. Tenant shall be solely responsible for all reasonably documented and invoiced expenses which increase the costs incurred in connection with a Tenant requested change in the scope of the Landlord Work (including the finishes set forth therein) above the Tenant Allowance. Notwithstanding anything to the contrary contained herein, if the entire Tenant Allowance is not spent by Tenant on Landlord's Work, the balance may be spent by Tenant for furniture, fixtures, or equipment or serve as a credit against the second payment of Rent due hereunder. In addition to the foregoing, Tenant acknowledges and agrees that Tenant shall pay Landlord a reasonable Construction Management Fee of 3% of the cost of the Landlord's Work in connection with Landlord's services in supervising and review of all of the Landlord Work.

          (b) Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date to enter the Premises for the purpose of taking measurements and installings its furnishings, fixtures and equipment, or, if Tenant has so elected, to construct the Landlord's Work, provided that Tenant, in so doing, shall comply with the following provisions:

               (i) Tenant shall first obtain the approval of Landlord of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications;

               (ii) The work shall be performed by responsible contractors and subcontractors who shall not prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations, and who shall furnish in advance and maintain in effect workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Landlord and Landlord's contractors and subcontractors as additional insureds) with limits satisfactory to Landlord;

               (iii) No such work shall be performed in such manner or at such times as to cause any delay in connection with any work being done by any of the Landlord's contractors or subcontractors in the Premises or in the Building generally;

               (iv) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of such work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installations or work performed by Landlord's contractors and subcontractors.

     5. FIXED RENT: SECURITY DEPOSIT.

          (a) Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article 1(e), in advance on the first day of each calendar month during the Term by (i) wire transfer of immediately available funds to the account at First Union National Bank, account no. 2030000359075; such transfer to be confirmed to Brandywine Realty Services Corporation's accounting department (610-325-5622 - fax) by written facsimile with ABA routing number 031201467 or (ii) check sent to Brandywine Realty Service Corporation, P.O. Box 8538-363, Philadelphia, PA 19171. Notwithstanding the immediately preceding sentence, the first full month's installment and the letter of credit security deposit shall be paid (delivered) upon the execution of this Lease by Tenant.

          (b) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to five (5%) percent of the total payment then due. The aforesaid late fee shall begin to accrue on the day after the initial date of a payment due date, irrespective of any grace period granted hereunder. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant. .

          (c) Tenant shall be required to pay a Security Deposit of $500,000.00 under this Lease (the "Security Deposit" or "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. The Security Deposit shall be in the form of an unconditional and irrevocable stand-by Letter of Credit in the amount of $500,000.00, which shall automatically renew each year without any action on the part of Landlord and shall remain "evergreen" throughout the Term, and which shall be in substantially the form of Exhibit "F" attached hereto and made a part hereof ("Letter of Credit"). Notwithstanding the foregoing, provided that Tenant is not in default hereunder nor. has Tenant, twice or more during the first five years of the Term been more than sixty (60) days or more delinquent in the payment of any monetary obligation hereunder, the Letter of Credit may be extinguished as of the last day of the fifth Lease Year. The Letter of Credit shall be maintained by Tenant, at Tenant's sole cost and expense, name the Landlord as the beneficiary, and be issued by a financial institution in close vicinity to the Building and reasonably acceptable to the Landlord. If Tenant fails to perform any of its obligations hereunder, Landlord may draw upon the Letter of Credit to the extent reasonably necessary to cure Tenant's default and shall use, apply or retain the whole or any part of the amount drawn on the Letter of Credit for the payment of (i) any rent or other sums of money which Tenant may not have paid when due after applicable notice and cure periods, if any, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of amounts drawn on the Letter of Credit or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Letter of Credit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to restore the Letter of Credit to its original amount. In addition to the foregoing, if Tenant defaults beyond any applicable cure period more than twice in its performance of any monetary obligation under this Lease in excess of $200,000, irrespective of whether such default is cured, Landlord may require Tenant to increase the Collateral to the greater of twice the Fixed Rent paid monthly.

     In the event of a transfer of the Project or the Building after notice to Tenant, Landlord shall have the right to transfer the Collateral to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral. Upon the assumption of such Collateral by the transferee, Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the

Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

     6. ADDITIONAL RENT.

          (a) Commencing January 1 of the first full calendar year after the Commencement Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord Tenant's Allocated Share of the following charges ("Recognized Expenses"), without deduction or set off, to the extent such Recognized. Expenses exceed the Expense Stop of $5.50 per rentable square foot.

               (1) Insurance Premiums. All premiums paid or payable by Landlord for insurance with respect to the Project allocated to the Building in an equitable manner based on generally accepted accounting principles consistently applied as follows: (a) fire and extended coverage insurance (including demolition and debris removal); (b) insurance against Landlord's rental loss or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from fire or other casualty; (c) Landlord's comprehensive liability insurance (including bodily injury and property damage) and boiler insurance; and (d) such other insurance as Landlord or any reputable mortgage lending institution holding a mortgage on the Premises may require.

If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term, the premium therefore shall be prorated to the Term. If any such insurance is provided by blanket coverage, the part of the premium allocated to the Project shall be equitably determined by Landlord but shall not exceed the amount of premium due if insurance was provided by a policy only insuring the Project. Should Tenant's occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, Building and/or Project, Tenant shall pay to Landlord the entire amount of such reasonably documented increase.

               (2) Operating Expenses. All costs and expenses related to operation of the Project incurred by Landlord, including, but not limited to:

                    (a) All costs and expenses related to the operation of the Building and Project, including, but not limited to, lighting, cleaning the Building exterior and common areas of the Building interior, trash removal and recycling, repairs and maintenance of the roof and storm water management system, fire suppression and alarm systems, utilities benefiting the common areas, removing snow, ice and debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements on the Project, all repairs and compliance costs necessitated by laws enacted or which become effective after the date hereof (including, without limitation, any additional regulations or requirements enacted after the Commencement Date regarding the Americans With Disabilities Act (as such applies to the Project or common areas but not to any individual tenant's space), if applicable) required of Landlord under applicable laws, rules and regulations and policing and regulating traffic to and from the Project.

                    (b) All costs and expenses incurred by Landlord for environmental testing, sampling or monitoring required by statute, regulation or order of governmental authority, caused by Tenant, or any of its agents, employees or invitees.

                    (c) Any other expense or charge (including reasonably allocated general and administrative charges) which would typically be considered an expense of maintaining, operating or repairing the Project under generally accepted accounting principles.

                    (d) Management fee not to exceed five (5%) percent of Fixed Rent which is applicable to the overall operation of the Project. It is expressly understood that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision.

                    (e) Capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles and only if such capital expenditures or capital repairs are made for the purpose of reducing operating expenses (and then limited to the extent operating expenses are actually reduced) or are required to comply with laws, ordinances or regulations enacted by the applicable governmental authority after the date hereof.

     Notwithstanding the foregoing, the term "Recognized Expenses" shall not include any of the following:

                    (a) Repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent of insurance proceeds or condemnation awards received therefor;

                    (b) Leasing commissions, accountants', consultants', auditors or attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;

                    (c) Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of latent defects in construction of the Building or the discharge of Landlord's Work;

                    (d) Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;

                    (e) Costs of any items or services sold or provided to tenants (including Tenant) for which Landlord is reimbursed by such tenants;

                    (f) Depreciation and amortization;

                    (g) Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;

                    (h) Overhead and profit increment paid to Landlord or subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;

                    (i) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

                    (j) Ground rents or rentals payable by Landlord pursuant to any over lease;

                    (k) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                    (l) Costs incurred in managing or operating any "pay for" parking facilities within the Project;

                    (m) Expenses resulting from the gross negligence or willful misconduct of Landlord;

                    (n) Any fines or fees for Landlord's failure to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations; and

                    (o) Legal, accounting and other expenses related to Landlord's financing, re-financing, mortgaging or selling the Building or the Project.

                    (p) Wages, salaries, fees and fringe benefits paid to administrative personnel or officers, partners or members of Landlord;

                    (q) the cost of repairs or maintenance to the extent covered by warranties, guarantees and service contracts;

                    (r) the cost of a capital nature, including capital improvements, capital repairs, capital equipment, capital tools and capital replacements not permitted under subsection 6(a)2(e) above; and

                    (s) payments for rented equipment or tools, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment or tools were purchased.

     (3) Taxes. Taxes shall be defined as all taxes, assessments and other governmental charges ("Taxes"), including special assessments for public improvements or traffic districts which are levied or assessed against the Project and equitably allocated to the Building during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord; (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder or (C) taxes; assessments or other governmental charges on land held for future development.

     Landlord shall pass along to Tenant any rebate, credit or other reduction it receives in connection with payment of Taxes (such as any credit for early payment of Taxes). Charges for late listing or late payment of Taxes by Landlord shall be paid by Landlord at its own cost and shall not be charged to Tenant under this Lease. If a special assessment is levied for an improvement which can be paid in installments over time, then Landlord shall only include as "Taxes" the amount of such installments.

          (b) Tenant shall pay, in monthly installments in advance, on account of Tenant's Allocated Share of Recognized Expenses and Taxes, the estimated amount of the increase of such Recognized Expenses and Taxes for such year in excess of the Expense Stop of $5.50 per square foot as determined by Landlord in its reasonable discretion using generally accepted accounting principles consistently applied and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes in excess of the Expense Stop and shall indicate what Tenant's projected share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

          Tenant shall have the right, at its sole cost and expense, to audit or have its appointed accountant audit Landlord's records related to Recognized Expenses and Taxes provided that any such audit may not occur more frequently than once each calendar year nor apply to any year prior to the year the current statement covers. In the event Tenant's audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in [Philadelphia, Pennsylvania]. The decision rendered in such arbitration shall be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties' responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that the actual Recognized Expenses and Taxes exceeded those claimed by the Landlord by more than six percent (6%), the actual, reasonable hourly costs to Tenant of Tenant's audit (including legal and accounting costs) shall be reimbursed by Landlord. Tenant agrees not to utilize a contingent fee auditor.

          (c) If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses and Taxes shall be different than that upon which the aforesaid projections were originally based, then Landlord, one time in any calendar year, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, arid to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses and Taxes shall be collected on a reasonably current basis each Lease Year.

          (d) In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not famish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof.

          (e) By April 30th of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses and Taxes for the prior Lease Year showing the Allocated Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, however, if Landlord is unable to provide such statements by April 30, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent; however, Landlord must provide such statements for the final Lease Year within twelve (12) months of the end of the Term. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Rent until Tenant has been fully credited with the over charge or if the Lease is terminated or expires prior to receipt of the full credit, Landlord shall pay Tenant such overcharge remaining on the latter of (i) the date of the statement or (ii) the termination expiration of the Lease. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.

          (f) Each of the Recognized Expense and Tax amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies in the Lease therefor as well as at law or in equity.

          (g) If this Lease terminates other than at the end of a calendar year, Landlord's annual estimate of Recognized Expenses and Taxes shall be accepted by the parties as the actual Recognized Expenses and Taxes for the year the Lease ends until Landlord provides Tenant with actual statements in accordance with subsection 6(e) above.

     7. ELECTRICITY CHARGES. At Landlord's option, Tenant shall either (i) pay all costs for electricity directly to the provider at the rates provided by the provider or (ii) pay to Landlord, as Additional Rent, within fifteen (15) business days of receipt of Landlord's billing statement therefor, all charges incurred by Landlord, or its agent, for electricity, such charges to be based upon Tenant's consumption as measured by a submeter and at rates from the service provider, without reduction on account of volume discounts or preferred vendor rates applicable to Landlord as a portfolio purchaser or otherwise. In no event shall Tenant pay more for electricity than if it contracted directly with the provider. The aforesaid electricity charges shall commence upon occupancy by Tenant of-the Premises. Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord or its agents. Landlord shall have the right to change the electric and other utility provider to the Project or Building at any time.

     8. SIGNS; USE OF PREMISES AND COMMON AREAS AND SERVICES.

          (a) As part of Tenant fit-out cost, Landlord shall provide Tenant with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project without Landlord's prior written approval, which approval shall not be unreasonably withheld.

          (b) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(j) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord which shall be not unreasonably withheld or delayed; provided that Tenant's right to so use and occupy the Premises shall remain expressly subject to the provisions of "Governmental Regulations", Article 27 herein. No machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises.

          (c) Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

          (d) Tenant shall not install in or for the Premises, without Landlord's prior written approval, any equipment which requires more electric current than used in typical office buildings in the Delaware County, Pennsylvania area. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of Building common areas (interior and exterior) and the requirements of other tenants of the Building, Tenant and shall not in any event connect a greater load than such safe capacity, provided Landlord represents that the Building will have sufficient capacity to serve general office requirements.

          (e) Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.

          (f) Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Tenant shall also have the right, in common with other tenants of the Building and Landlord, to use the lined parking spaces of the Project for the parking of automobiles of Tenant and its employees and business visitors at no additional cost, incident to Tenant's permitted use of the Premises; provided that Landlord shall have the right to restrict or limit Tenant's utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building. Landlord shall have the right to establish reasonable regulations, applicable to all tenants, governing the use of or access to any interior or exterior common areas; and such regulations, when communicated by written notification from Landlord to Tenant, shall be deemed incorporated by reference hereinafter and part of this Lease provided such rules and regulations may not materially interfere with Tenant's use and enjoyment of the Premises, increase materially Tenant's obligations under the Lease or materially, adversely affect Tenant's conduct of its business.

          (g) During the term of this Lease, Landlord shall provide to Tenant the following services, provided, however, such services may be interrupted by causes outside of Landlord's reasonable control:

               (1) heat and/or air conditioning twenty-four hours a day, seven days a week;

               (2) electricity for normal, general office use;

               (3) water for normal, general office use

               (4) janitor and cleaning services Monday through Friday of each week, except holidays recognized by the U.S. Government as more fully set forth in Exhibit D "Cleaning Specifications" attached hereto.

          (h) If Landlord shall fail to provide heating, air-conditioning or janitorial service for any reason within Landlord's reasonable control, for more than fifteen (15) days after receipt of written notice from Tenant specifying same, or if such failure is of a nature to require more than fifteen (15) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such fifteen
(15) day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity, upon at least five (5) business days prior written notice, incur any reasonably necessary expense to perform the obligation of Landlord specified in such notice and deduct such expense from the Fixed Rent. If Landlord fails to provide electricity or water to the Premises for reasons within Landlord's reasonable control, and as a result of such failure, Tenant is unable to use the Premises for its Permitted Uses for more than five (5) consecutive business days, Tenant may abate Fixed Rent for each day thereafter such failure continues and the Premises remain untenantable.

     9. ENVIRONMENTAL MATTERS.

          (a) Hazardous Substances.

               (i) Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. seg., as the same may from time to time be amended, and the regulations promulgated pursuant thereto ("CERCLA"); the United States Department of Transportation Hazardous Materials Table (49 CFR 172,102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an "Applicable Environmental Law").

               (ii) Tenant may bring to and use at the Premises, hazardous substances incidental to its normal business operations under the NAI Code referenced in paragraph 1(m) above in de minimis quantities and in accordance with all Applicable Environmental Law. Tenant shall store and handle such substances in strict accordance with all Applicable Environmental Law.

          (b) NAI Numbers.

               (i) Tenant represents and warrants that Tenant's NAI number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Article 1(m) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(j).

               (ii) Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any "discharge" (as such term is defined under Applicable Environmental Laws) on or about the Premises.

               (iii) In addition, upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Building. Specifically in that regard, Tenant agrees that it shall (I) execute and deliver all reasonable affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant's activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours upon prior notice, and (3) as respects the Premises, allow Landlord or its agents and representatives, to perform any requirement reasonably requested by Landlord necessary for the receipt of approvals under Applicable Environmental Law, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant's violation of this Article 9.

          (c) Additional Terms. In the event of Tenant's failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant's failure to cure within thirty (30) days of its receipt of such notice, at Landlord's option, perform any and all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate as defined in Section 22(g). The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless and only to the extent such issue was caused by an the negligence or willful misconduct of Tenant or its agents, employees, consultants or invitees. This Article 9 shall survive the expiration or sooner termination of this Lease.

     10. TENANT'S ALTERATIONS. Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld or delayed. Alterations shall, at Landlord's option, be done by Landlord at Tenant's sole cost and expense. Landlord's consent shall not be required for the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building. If Landlord approves Tenant's Alterations and agrees to permit Tenant's contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman's compensation insurance, and (c) employer's liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered Pennsylvania architect if such alteration is in excess of $25,000; (iii) all applicable building permits required by law; and (iv) an executed, effective Waiver of Mechanics Liens from such contractors and all subcontractors. Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant's work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Alterations shall not include the initial Landlord's Work.

     All Alterations (whether temporary or permanent in character) made in or upon the Premises (other than the Landlord Work which will remain on the Premises), either by Landlord or Tenant, shall be Landlord's property upon installation and shall remain on the Premises without compensation to Tenant unless Landlord notifies Tenant at the time of approval to remove the same at the end of the Term. If Tenant is required to remove such Alteration upon expiration of the Lease, Tenant shall promptly remove such Alterations and restore the Premises to good order and condition. All furniture, movable trade fixtures and equipment (including telephone and communication equipment system wiring and cabling installed by Tenant, its assignees and sublessees) shall be removed by Tenant at the termination of this Lease. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the reasonable costs and expenses thereof shall be deemed

     Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant's receipt of an invoice therefor from Landlord.

     11. CONSTRUCTION LIENS.

          (a) Tenant will not suffer or permit any contractor's, subcontractor's or supplier's lien (a "Construction Lien") to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord's costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate.

          (b) Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of 49 P.S. Sections 1101-1902, as amended, or under the Contractor and Subcontractor Payment Act or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

     12. ASSIGNMENT AND SUBLETTING.

          (a) Subject to the remaining subsections of Article 12, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 12(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

          (b) If at any time or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party's business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale, depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within thirty (30) days next following Landlord's receipt of Tenant's notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured. Provided Landlord's right to recapture shall not apply to any "convenience subletting" of an aggregate of less than fifteen percent (15%) of the Premises for a term of less than the remaining Lease Term.

          (c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease. In the event of a sublease of less than all of the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable legal requirements and Landlord's then-standard base building specifications, shall be performed by Landlord's contractors, and shall be shared 50% by Tenant and 50% by Landlord. Upon the completion of any recapture and termination as provided herein, Tenant's Fixed Rent, Recognized Expenses and other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

          (d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form reasonably acceptable to Landlord) within a period of seven (7) months next following Landlord's notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld or delayed. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord's prior written consent as aforesaid within seven (7) months next following Landlord's notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord's consent to the proposed transaction, whereupon

Landlord's right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

     For purposes of this Section 12(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth less than the net worth of Tenant at the time Tenant executes this Lease, or which is otherwise not acceptable to Landlord in Landlord's reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee of sublessee, in Landlord's reasonable opinion, is not reputable and of good character; (iv) Tenant is proposing to assign or sublease to an existing tenant of the Building or the Project or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating for space in the Building or Project or within a two mile radius of the Project; (v) the proposed assignee or sublessee will cause Landlord's existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party's business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vi) the nature of such party's proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the "Permitted Use " specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord's reasonable judgment, otherwise be incompatible with other tenancies in the Building.

          (e) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord's portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

          (f) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

          (g) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease after any applicable notice and right to cure, if any, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 12 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained

          (h) In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $250 per request (including requests for Landlord Waiver) in order to defer Landlord's administrative expenses arising from such request, plus (ii) Landlord's reasonable attorneys' fees not to exceed $2,500.00

          (i) Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliated (i.e., a corporation 50% or more of whose capital stock is owned by the same stockholders owning 50% or more of Tenant's capital stock), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all of substantially all of its assets or stock or with which it may be consolidated or merged, provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least substantially similar to Tenant's net worth at the Commencement of the Term as shown on a balance sheet dated December 2000, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

          (j) Anything in this Article 12 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if Tenant is in default of or has previously defaulted more than twice in connection with any of its monetary obligations under this Lease in excess of $200,000.

     13. LANDLORD'S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord's rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant's use of the Premises. Provided, however, that such efforts shall not require Landlord to use overtime labor unless Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective purchaser, tenant and/or mortgagee.

     14. REPAIRS AND MAINTENANCE.

          (a) Except as specifically otherwise provided in subparagraphs (b) and
(c) of this Article, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant's desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord's standard rate (such rate to be competitive with the market rate for such services). Tenant shall not use or permit the use of any portion of the Premises for outdoor storage. When used in this Article 14, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.

          (b) Landlord, throughout the Term of this Lease and at Landlord's sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises.

          (c) Landlord shall maintain all HVAC systems, plumbing and electric systems serving the Building and the Premises. Tenant's Allocated Share of Landlord's cost for HVAC, electric and plumbing service, maintenance and repairs, as limited under Article 6 with respect to capital expenditures, shall be included as a portion of Recognized Expenses as provided in Article 6 hereof.

          (d) Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair. Tenant shall pay its Allocated Share of the cost of all repairs, as limited under Article 6 with respect to capital repairs, 'to be performed by Landlord pursuant to this Paragraph 14(d) as Additional Rent as provided in
Article 6 hereof.

          (e) Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay its Allocated Share of the cost of all work to be performed by Landlord pursuant to this Paragraph (e) as Additional Rent as provided in Article 6 hereof. Landlord's obligation to provide snow removal services shall be limited to the parking areas and the sidewalk entrances

          (f) Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of insurance proceeds received by Landlord.

          (g) Landlord shall provide Tenant with janitorial services for the Premises Monday through Friday of each week in accordance with the guidelines set forth in Exhibit "D" attached hereto and the Tenant shall pay its Allocated Share of the cost thereof as Additional Rent as provided in Article 6 hereof.

     15. INSURANCE: SUBROGATION RIGHTS.

          (a) Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, comprehensive general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $1,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.

          (b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property.

          (c) All insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Brandywine Realty Services Corporation and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained and that premiums have been paid in full for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates, together with evidence of like paid premiums at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Thousand ($20,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord's prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.

          (d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including all risk perils on the Building and on the Project, (ii) builder's risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) comprehensive liability insurance (including bodily injury and property damage) covering Landlord's operations at the Project in amounts reasonably required by the Landlord's lender or Landlord.

          (e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and

Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

     16. INDEMNIFICATION. (a) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant's improper use of the Premises, (ii) the improper conduct of Tenant's business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Tenant's part to be performed under the terms of this Lease, and
(v) any negligence or willful act of Tenant or any of Tenant's agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant's obligations shall include any case in which Landlord, Brandywine Realty Services Corp. or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant's refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. This provision shall not apply to actions between Landlord and Tenant.

          (b) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney's reasonable fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Landlord's improper use of the Premises, (ii) the improper conduct of Landlord's business, (iii) any activity, work or things done, permitted or suffered by Landlord in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Landlord's part to be performed under the terms of this Lease, and (v) any negligence or willful act of Landlord or any of Landlord's agents, contractors, employees or invitees without limiting the generality of the foregoing, Landlord's obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and Landlord's refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord's expense by counsel satisfactory to Tenant. This provision shall not apply to actions between Landlord and Tenant.

     17. QUIET ENJOYMENT. Provided Tenant has performed all of the terns and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

     18. FIRE DAMAGE.

          (a) Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord's reasonable control.

          (b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment (to be communicated to Tenant within sixty (60) days from the date of the casualty), the repair and restoration work would require more than one hundred eighty (180) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant's receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission.

          (c) If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord's fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord's election as aforesaid.

          (d) In the event Landlord has not completed restoration of the Premises within one hundred eighty (180) days from the date of casualty, subject to delays caused by Tenant, Tenant may terminate this Lease by written notice to Landlord within thirty (30) business days following the expiration of such 180 day period (as extended as set forth above) subject to delays caused by Tenant unless, within thirty (30) business days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy. Notwithstanding the foregoing, in the event Tenant is responsible for the aforesaid casualty, Tenant shall not have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

          (e) In the event of damage or destruction to the Premises or any part thereof, Tenant's obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated.

     19. SUBORDINATION; RIGHTS OF MORTGAGEE.

          (a) Subject to Tenant's receipt of a satisfactory non-disturbance agreement, this Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall reasonably be desired by any mortgagee or proposed mortgagee or by any other person subject to Tenant's receipt of a reasonably satisfactory non-disturbance agreement. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

          (b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises, Building and/or Project, notice by registered mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have forty-five
(45) additional days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee's receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant shall not exercise any right or remedy as there may be arising because of Landlord's default, including but not limited to, termination of this Lease as maybe expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid provided in no event shall such cure period extend more than seventy-five (75) days from Mortgagee's receipt of notice from Tenant.

     Landlord shall use its reasonable efforts to deliver a subordination, attornment and nondisturbance agreement ("Nondisturbance Agreement") from each future Landlord's Mortgagee, on each such mortgagee's standard form, which shall provide, inter alia, that the leasehold estate granted to Tenant under this Lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord's Mortgagee, so long as Tenant shall not be in default under this Lease and shall pay all sums due under this Lease without offsets or defenses thereto and shall fully perform and comply with all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and/or complied with, and in the event a future mortgagee or its respective successor or assigns shall enter into and lawfully become possessed of the Premises covered by this Lease and shall succeed to the rights of Landlord hereunder, Tenant will attom to the successor as its landlord under this Lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord. In the event a future mortgagee shall be unwilling to enter into a Nondisturbance Agreement as aforesaid, this Lease shall remain in full force and effect and the obligations of Tenant shall not in any manner be affected except that, anything to the contrary contained in this Lease notwithstanding, this Lease shall not be subject and subordinate to such future mortgage.

     20. CONDEMNATION.

          (a) If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party's option, terminate as of the date title to the condemned real estate vests in the condemner, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

          (b) If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant's uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord reasonably determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date.

          (c) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be -equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

          (d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant's damages associated with moving, storage and relocation and Tenant's personal property; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

     21. ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten business (10) days after the other party's written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

     22. DEFAULT.

     If:

          (i) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however; Tenant shall have a four (4) business day grace period within which to pay such Rent without creating a default hereunder,

          (ii) Tenant fails to observe or perform any of Tenant's other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,

          (iii) Tenant makes any assignment for the benefit of creditors,

          (iv) a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days,

          (v) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease,

          (vi) any attachment or execution against a substantial part of Tenant's assets or of Tenant's interests in this Lease remains unstayed or undismissed for a period of more than ten (10) days, or

          (vii) a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant, then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.

     If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.

          (a) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of eight percent (8%) per annum over Prime Rate as defined in Section 22(g). Additional Rent which has not been. included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

          Landlord shall refund any windfall to Tenant if Landlord is able to mitigate its loss by reletting the Premises. Landlord shall deduct all of its direct costs in mitigating such loss prior to determining whether a windfall exists.

          Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.

          (b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

          Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Tent or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the
Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

          (c) Tenant's Continuing Obligations/Landlord's Reletting Rights.

               (1) Unless and until Landlord shall have terminated this Lease under subparagraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses, damages and expenses, including reasonable attorneys' fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

               (2) If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord agrees, however, to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.

          (d) Landlord's Damages.

               (1) The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

                    (A) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and

                    (B) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and

                    (C) all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

               (2) The damage sums payable by Tenant under the preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

               (3) Landlord may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

          (e) Landlord's Right to Cure. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord's notice to Tenant to repay same.

     Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

          (f) Additional Remedies. In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

               (i) WHEN THIS LEASE OR TENANT'S. RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

     In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

              (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT
     --------
TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY

AGREES THAT IN THE EVENT OF DEFAULT, AFTER APPLICABLE NOTICE AND RIGHT TO CURE, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

          (g) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading "Money Rates" in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the "Default Rate").

          (h) Landlord's Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

          (i) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

          (j) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant's previous default.

     23. INTENTIONALLY OMITTED.

     24. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that: (a) Landlord is the fee owner of the Building and the Project; and (b) Landlord has the authority to enter into this Lease.

     25. SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other casualty or condemnation. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During the first thirty (30) days of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred-fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month, with a Rent of two hundred percent (200%), the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees incurred by Landlord as a result of such holdover.

     26. RULES AND REGULATIONS. Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit "C" attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant's rights under this Lease. Tenant's right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within ten (10) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.

     27. GOVERNMENTAL REGULATIONS.

          (a) Tenant shall, in its use of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project.

          (b) Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant's property therein or against Tenant's leasehold estate.

          (c) Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 12181 et. seg. and its regulations, (collectively, the "ADA") (i) as to the design and construction of exterior common areas (e.g., sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord's Work (as defined in Article 4 hereof). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord's Work.

     28. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g., Federal Express) with evidence of receipt required for delivery; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; or (iv) emailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the addresses set forth in Article 1(1) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

     29. BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in
Article 1(k); and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Any such Broker identified in Article 1(k) shall not be entitled to a commission if Tenant exercises its renewal rights hereunder. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.

     30. CHANGE OF BUILDING/PROJECT NAME. Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated, provided Landlord will not name the Building for a tenant leasing less space in the Building than Tenant. Landlord agrees to pay for the reasonably documented costs of stationery charges (including letterhead and cards) necessitated by any such name change, such cost not to exceed $2,500.

     31. LANDLORD'S LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building of which the Premises form a part, including rental payments, proceeds of sale, and insurance and condemnation proceeds for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

     32. AUTHORITY. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

     33. NO OFFER. The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

     34. RENEWAL. Provided Tenant is neither in default of nor has Tenant ever been in default more than twice of any monetary obligations under this Lease, and Tenant is fully occupying the Premises and the Lease is in full force and effect, Tenant shall have the right to renew this Lease for one (1) term of five
(5) years beyond the end of the initial Term ("Renewal Term"). Tenant shall furnish written notice of intent to renew one (1) year prior to the expiration of the applicable Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during the Renewal Term shall remain unchanged except that the annual Fixed Rent for the Renewal Term shall be the greater of (i) the Fixed Rent for the term expiring, and (ii) Fair Market Rent (as such term is hereinafter defined). Annual Fixed Rent shall increase by $0.50 each Lease Year during the Renewal Term. All factors regarding Additional Rent shall remain unchanged, however Tenant shall be entitled to an additional $5.00 per rentable square foot tenant allowance provided such tenant allowance is used solely towards improvements to the Premises. Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the one (1) consecutive five (5) year term hereinabove described. It shall be a condition of each such Renewal Term that Landlord and Tenant, provided there is an agreement on Fair Market Rent, shall have executed, not less than nine (9) months prior to the expiration of the then expiring term hereof, an appropriate amendment to this Lease, in form and content satisfactory to each of them, memorializing the extension of the term hereof for the next ensuing Renewal Term.

          For purposes of this Lease, "Fair Market Rent" shall mean the base rent, for comparable space, net of all free or reduced rent periods, work letters, cash allowances, fit-out periods and other tenant inducement concessions however denominated except as hereinafter provided. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent by the 10th month prior to the expiration of the Term, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the Premises is located and who has not conducted within the previous five (5) years and does not presently conduct and does not anticipate conducting business in the future with either Tenant or Landlord, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other's determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord's and Tenant's determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord's or Tenant's determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord's or Tenant's. The fees of the appraiser shall be paid by the non-prevailing party.

     35. RIGHT OF FIRST OFFER. Subject to (a) Tenant not being in default now nor Tenant ever having been default more than twice of any monetary obligation under this Lease (b) Tenant has not sublet or assigned other than "convenience subletting" and (c) the rights of other tenants within the Building from time to time, and subject to such limitations as are imposed by other tenant leases, Landlord shall notify Tenant with regard to space that is or Landlord expects to become vacant and available for lease within the Building, and Landlord shall propose to Tenant the basic economic terns upon which Landlord would be prepared to entertain the negotiation of a new lease for such space (on all of the same terms and conditions as are set forth in this Lease, except as otherwise specified by Landlord) or an amendment to this Lease with which the parties would add such space to the description of the "Premises," in either case for a term which would be coterminous with this Lease but for a , minimum of five (5) years, and which economic terms shall include the estimated date that the space shall be available for delivery, the Base Rent and the tenant allowance (if any) to be furnished to Tenant, whereupon Tenant shall have ten (10) business days next following Landlord's delivery of such notice within which to accept such terns, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease, or an amendment to this Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in "AS - IS" condition, and Rent for such additional space shall commence on that date which is the earlier of: (x) Tenant's occupancy thereof, and (y) five
(5) days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord's terms within such fifteen (15) day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment within thirty (30) days next following Landlord's original notice under this Article 35, then Tenant's rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant's rights hereunder shall not include the right to lease less than all of the space identified in Landlord's notice.

     Anything herein contained to the contrary notwithstanding, Landlord may at any time modify or extend any existing or future tenant lease, or choose to use any space that is or about to become vacant within the Building for marketing or property management purposes, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder. Nothing contained in this Article 35 is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of expansion space within the Building at any time. Tenant's rights hereunder shall continue throughout the term hereof.

     36. ROOF RIGHTS. So long as it (i) does not impact Landlord's roof warranty and (ii) complies with all applicable laws, rules and regulations, Tenant, at its sole cost and expense, shall have access to the roof of the Building in designated areas mutually agreed upon for the purpose of installation of microwave satellite, antenna and other communications devices or supplemental HVAC (units the "Roof Equipment"). Tenant shall consider US Realtel to provide such communication services. Notwithstanding the foregoing, all such Roof Equipment shall be for the sole benefit of Tenant and Landlord, shall relate specifically to Tenant's (or any Subtenant's) use of the Premises, and shall not be used as a switching station, amplification station or by other tenants or third parties. Tenant shall make a request for approval of the Roof Equipment hereunder by submission of specific plans and specifications for the work to be performed by Tenant. Landlord shall respond in writing within fifteen (15) business days from receipt of the same, advising Tenant of approved contractors and those portions of the work that are acceptable and disapproving those portions of the work that are, in Landlord's judgment, reasonably exercised, unacceptable and with respect to the plans, specifying in detail the nature of Landlord's objection. Tenant shall be solely responsible for all damages caused by its Roof Equipment, for the removal of all Roof Equipment and the restoration of the roof upon the expiration or early termination of this Lease unless directed in writing by Landlord otherwise. Landlord shall be named as an additional insured on all Tenant insurance relating to the Roof Equipment. All installation, repair, replacement and modification of the Roof Equipment shall be coordinated with Landlord, shall only use those approved contractors and shall be in accordance with the Rules and Regulations set forth herein.

     37. EARLY TERMINATION/ EXPANSION. Tenant shall have the right to terminate this Lease as of the last day of the seventy-second month of the Term if by first day of the sixty-sixth month of the Term Tenant has provided written notice to Landlord that it requires additional space and Landlord is unable to provide Tenant with not less than 8,000 rentable square feet nor more than 16,000 rentable square feet either in the Building or in the Project by the last day of the seventy-second month of the Term. If Landlord is able to deliver the space, such space must be delivered, except for reasons outside of Landlord's reasonable control, to Tenant by the last day of the seventy-second month of the Term. Tenant shall lease such new space under the same terns and conditions as set forth herein, except that the term of such lease shall not be less than sixty months and the Fixed Rent shall increase by $0.50 each Lease Year during the term Tenant agrees to execute an amendment to this Lease reflecting the terms of the new space. If Landlord is unable to provide such space within the required time, then at Tenant's option, this Lease shall terminate on the last day of the seventy-second month of the Term ("Termination Date"), provided that Tenant has paid to Landlord, at least 60 days prior to the Termination Date, a termination fee in the amount of $400,000.00.

     38. INTENTIONALLY OMITTED.

     39. MISCELLANEOUS PROVISIONS.

          A. Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer to such successor and/or assignee has first been obtained as and to the extent provided in Article 12 hereof.

          B. Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law.

          C. Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

          D. Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defming, limiting or modifying the scope or intent of the various provisions of this Lease.

          E. Gender. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

          F. Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant's case, with the terms hereof, with the due exercise of an option (if any) contained herein or a formal agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.

          G. Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

          H. Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

          I. Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Newtown Square, Pennsylvania) on the last day of the Notice or other period.

          J. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord's mortgagee.

          K. Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

          L. Recordation of Lease. Tenant shall not record this Lease without the written consent of Landlord.

          M. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

          N. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

          O. Intentionally Omitted.

          P. No Presumption Against Drafter- Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

          Q. Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond either party's reasonable control, such party is unable to famish or is delayed in furnishing any utility or service required to be furnished by such party under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of such party's other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to the other party or injury to or interruption of the other party's business, or otherwise.

     40. INTENTIONALLY OMITTED.

     41. CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Montgomery, Delaware and Philadelphia County and to the federal courts located in the Eastern District of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.

WITNESS:                              LANDLORD:

                                      BRANDYWINE OPERATING PARTNERSHIP,


                                      By: Brandywine Realty Trust,
                                          its general partner


                                      By:   /s/ Gerard H. Sweeney
-----------------------------------      ---------------------------------------
                                            Gerard H. Sweeney,
                                            President and CEO


WITNESS:                              TENANT:

                                      SCIQUEST.COM, INC.


                                      By:   /s/ Donna LeGrand
-----------------------------------      ---------------------------------------
Name:                                 Name: Donna LeGrand

Title:                                Title: Vice President and General Counsel


WITNESS:                              E-MAX SOLUTIONS, INC.


                                      By:
-----------------------------------      ---------------------------------------
Name:                                 Name:
Title:                                Title: